Exhibit 107

Calculation of Filing Fee Table

424(b)(5)

(Form Type)

Canaan Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary share, par value US$ 0.00000005 per share (1)	Rule 456(b) and 457(r)	105,000,000(2)	US$0.00000005	US$5.25(3)	0.00015310	US$0.0008
	Equity	Series A-1 Preferred share, par value US$ 0.00000005 per share	Rule 456(b) and 457(r)	100,000	US$1,000	US$100,000,000(3)	0.00015310	US$15,310
	Equity	Class A ordinary share, par value US$ 0.00000005 per share (4)	Rule 457(i)	(4)	(4)	(4)	(5)	(5)
Fees Previously Paid	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—			—	—	—	—
	Total Offering Amount/Registration Fee					US$100,000,005.25		US$15,310.0008
	Total Fees Previously Paid							—
	Total Fee Offsets							$21,588.74
	Net Fees Due							—

(1) American depositary shares issuable upon deposit of Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F–6 (Registration No. 333–283941). Each American depositary share represents fifteen Class A ordinary shares.

(2) Includes 105,000,000 Class A ordinary shares, represented by 7,000,000 American depositary shares, being offered to the Buyer. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a dilution, split, combination or similar transaction.

(3) Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

(4) Includes an indeterminate number of Class A ordinary shares, par value US$0.00000005 per share, of Canaan Inc. issuable upon conversion of 100,000 Series A-1 Preferred Shares being issued to the Buyer. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional number of ordinary shares that may be issued from time to time to prevent dilution as a result of a dilution, split, combination or similar transaction.

(5) Pursuant to Rule 457(i) under the Securities Act of 1933, as amended, no separate registration fee is required for the indeterminate number of Class A ordinary shares issuable upon conversion of the Series A-1 Preferred Shares because no additional consideration will be received in connection with the conversion of the Series A-1 Preferred Shares.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Canaan Inc.	F-3/ASR	333-255470	April 23, 2021	N/A	$21,588.74 (1)	N/A	N/A	N/A	$146,265,176	N/A
Fee Offset Sources	Canaan Inc.	424(b)(5)	333-255470	N/A	November 25, 2022	N/A	Equity	Class A ordinary share, par value US$ 0.00000005 per share	N/A	N/A	US$82,650.00

(1)	The registrant previously registered $750,000,000 Class A ordinary shares, par value US$ 0.00000005 per shar, by means of a 424(b)(5) prospectus supplement dated November 25, 2022 (the “2022 Prospectus Supplement”), pursuant to a Registration Statement on Form F-3/ASR (File No. 333-255470), filed with the Securities and Exchange Commission on April 19, 2021. In connection with the filing of the 2022 Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of US$82,650,00. Pursuant to Rule 457(p) under the Securities Act, the registrant claimed offsets in registration fees of US$65,868.72 (which had already been paid and remained unused with respect to the $597,719,805 Class A ordinary shares that were previously registered pursuant to the 2022 Prospectus Supplement and were not sold thereunder) and applied the same to the filing fees payable for $226,200,000 of unsold securities, or the Unsold Securities, of the registrant that had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-278762) initially filed on April 17, 2024, as amended by Amendment No. 1 to Form F-3 filed on September 3, 2024, and declared effective on September 5, 2024, or the Prior Registration Statement, and carried forward to the registration statement on Form F-3/ASR (File No. 333-285125) filed and effective on February 21, 2025, or the Base Prospectus. After deducting (i)$10,892.88 of registration fee paid in connection with the securities already sold pursuant to the Prior Registration Statement (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement), and (ii) $33,387.10 in registration fee applied to the Unsold Securities being carried forward to the Base Prospectus, there is $21,588.74 of fees remaining to be applied to the registration fee due in connection with this registration statement pursuant to Rule 457(p).